Registration No. _____-__________

As filed with the Securities and Exchange Commission on ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

____________________

INNEXUS BIOTECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13208 East Shea Boulevard, Suite 200, The Mayo Clinic MCCRB Building, Scottsdale, AZ 85259

(Address, including zip code,
of registrant’s principal executive offices)
____________________

InNexus Biotechnology Inc. Stock Option Plan

(Full title of the plan)
____________________

Jeff Morhet, Chief Executive Officer

13208 East Shea Boulevard, Suite 200,

The Mayo Clinic MCCRB Building,

Scottsdale, AZ  85259

1(877) 990-8382                                                                                                                                                                                                             (Name, address and telephone number,
including area code, of agent for service of process)

____________________

Copy to:

Allen D. Leschert

Leschert and Company

2760, 200 Granville St.

Vancouver, British Columbia

Canada V6C 1S4

(604) 687-0073

And to:

Kenneth Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza Building

Suite 4700

370 Seventeenth Street

Denver, CO  80202-5647

(303) 629-3445

____________________

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Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares without par value (“Common Shares”)	250,000 shares issuable pursuant to options outstanding under the Plan	US$0.49(2)	US$122,500	US$3.76
Common Shares	200,000 shares issuable pursuant to options outstanding under the Plan	US$0.36(3)	US$72,000	US$2.21
Common Shares	865,000 shares issuable pursuant to options outstanding under the Plan	US$0.22(4)	US$190,300	US$5.84
Common Shares	325,000 shares issuable pursuant to options outstanding under the Plan	US$0.31(5)	US$100,750	US$3.09
Common Shares	1,555,000 shares issuable pursuant to options outstanding under the Plan	US$0.26(6)	US$404,300	US$12.41
Common Shares	150,000 shares issuable pursuant to options outstanding under the Plan	US$0.27(7)	US$40,500	US$1.24
Common Shares	80,000 shares issuable pursuant to options outstanding under the Plan	US$0.27(8)	US$21,600	US$0.66
Common Shares	300,000 shares issuable pursuant to options outstanding under the Plan	US$0.33(9)	US$99,000	US$3.04
Common Shares	200,000 shares issuable pursuant to options outstanding under the Plan	US$0. 27(10)	US$54,000	US$1.66
Common Shares	100,000 shares issuable pursuant to options outstanding under the Plan	US$0.40(11)	US$40,000	US$1.23
Common Shares	100,000 shares issuable pursuant to options outstanding under the Plan	US$0.31 (12)	US$31,000	US$0.95
Common Shares	160,000 shares issuable pursuant to options outstanding under the Plan	US$0.26(13)	US$41,600	US$1.28
Common Shares	885,247 shares issuable pursuant to option available for issuance under the Plan	US$0.66(14)	US$584,263.02	US$17.94
TOTAL	5,170,247		US$1,801,813.02	US$55.31

(1)

Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to InNexus Biotechnology Inc. Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of InNexus Biotechnology Inc. (the “Registrant”).  Such indeterminable number of additional Common Shares as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Plan are also registered hereby.

(2)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.55 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(3)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.40 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(4)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.25 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(5)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.35 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(6)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.29 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(7)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.30 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(8)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.30 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(9)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.37 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(10)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.30 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(11)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.45 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(12)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.35 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(13)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) based upon the price at which the option may be exercised, CDN$0.29 per share, converted to US dollars at the noon buying rate on October 31, 2006.

(14)

Estimated pursuant to Rule 457 (h) (1) and (c) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average high and low prices of the Registrant’s Common Shares on November 7, 2006 as quoted on the NASD Over the Counter Bulletin Board which was US$0.66 per share.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  Such documents, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously or concurrently filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

1.

The Registrant’s latest annual report on Form 20-F for the fiscal year ended June 30, 2006;

2.

All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since June 30, 2006 including the Registrant’s current reports on Form 6-K filed on July 19, 2006, August 11, 2006, August 22, 2006, September 15, 2006 and September 28, 2006.

3.

The description of the Registrant’s Common Shares contained in Item 10 of the Registrant’s latest annual report on Form 20-F for the fiscal year ended June 30, 2006.

All documents filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Registrant will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents.  Requests for such copies shall be directed to InNexus Biotechnology Inc., 13208 East Shea Boulevard, Suite 200, The Mayo Clinic MCCRB Building, Scottsdale, AZ 85259, telephone (866)990-8382.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The law in the Province of British Columbia permits a company to indemnify its directors and officers, except for any act of dishonest.  The Articles of the Registrant also provide for indemnification of the officers and directors of the Registrant in most cases for any liability suffered by them or arising from their activities as officers and directors of the Registrant unless they did not act honestly and in good faith and with a view to the best interests of the Registrant.

The law in the Province of British Columbia also permits a company to purchase insurance for the benefit of its directors and officers against any liability incurred by them being or having been a director or officer of the Registrant.

The officers and directors of the Registrant are accountable to the Registrant as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Registrant's affairs.  A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Registrant has failed or refused to observe the law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

 Number   Description

   4.1

InNexus Biotechnology Inc. Stock Option Plan.  Filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 20-F, as filed with the Commission on November 13, 2006, and incorporated herein by reference.

   4.2*

Form of Stock Option Agreement

   5.1*

Opinion of Counsel, Leschert and Company Law Corporation

  23.1*

Consent of KPMG LLP, Chartered Accountants

  23.2*   Consent of Counsel (included in Exhibit 5.1)

  24.1*   Power of Attorney

  * Filed herewith.

Item 9. Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Vancouver, British Columbia, Canada, on November 16, 2006.

INNEXUS BIOTECHNOLOGY INC.

By:   “Jeffrey Morhet”

Its: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 16, 2006.

“Jeffrey Morhet Jeff Morhet	President, Chairman, Chief Executive Officer and Chief Operating Officer (principal executive officer)
”Alton Charles Morgan ” Alton Charles Morgan	Chief Science Officer, Director
”Sybille Muller Sybille Muller	Director
“Gail Thurston Gail Thurston	Vice President – Corporate Development Director
“ Wade Brooksby ” Wade Brooksby	Chief Financial Officer (principal financial and accounting officer)

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PART III

Index to Exhibits

Number

Description

   4.1

InNexus Biotechnology Inc. Stock Option Plan.  Filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 20-F, as filed with the Commission on November 13, 2006, and incorporated herein by reference.

   4.2*

Form of Stock Option Agreement

   5.1*

Opinion of Counsel, Leschert and Company Law Corporation

  23.1*

Consent of KPMG LLP, Chartered Accountants

  23.2*

Consent of Counsel (included in Exhibit 5.1)

  24.1*

Power of Attorney

* Filed herewith.

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